UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2019
CATALENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification No.)
14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant's principal executive office)	(Zip code)
(732) 537-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the previously announced realignment of business units under the leadership of President and Chief Operating Officer, Alessandro Maselli, the position of Senior Vice President, Global Sales and Marketing at Catalent, Inc. (the “Company” or “Catalent”) will be eliminated effective April 1, 2019. As a result of this change, William Downie will transition to become an advisor to Mr. Maselli, with his annual base salary decreasing to £232,000, and will leave the Company no later than September 30, 2019. Upon his departure, he will receive severance payments totaling approximately £508,000 over the course of 12 months pursuant to his severance agreement, which is substantially in the form provided as Exhibit 10.3 to the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on September 17, 2010 by the Company’s wholly owned subsidiary, Catalent Pharma Solutions, Inc. In recognition of his past service and significant contributions to Catalent, as well as in order to assure a smooth transition, the Compensation and Leadership Committee of the Company’s Board of Directors has approved additional severance for Mr. Downie in the amount of £279,000, with £29,000 paid at the time of his departure and the remainder paid in four equal quarterly installments beginning in December of 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman
Senior Vice President, General Counsel, and Secretary

Date: April 3, 2019